Exhibit 99.1

NEWS RELEASE

Ocean Power Technologies Regains NASDAQ Listing Compliance

Monroe Township, N.J., May 21, 2019 (GLOBE NEWSWIRE) — Ocean Power Technologies, Inc. (NASDAQ: OPTT), (“OPT”, or “the Company”) a leader in innovative and cost-effective ocean energy solutions, announced today that it has received written notification from the Nasdaq Hearings Panel (the “Panel”) notifying the Company that it has regained compliance with the minimum shareholders’ equity rule, and further, that the Company complies with all other applicable standards for continued listing of its securities on the NASDAQ Stock Market, and that the Panel considers this matter closed.

About Ocean Power Technologies

Headquartered in Monroe Township, New Jersey, Ocean Power Technologies aspires to transform the world through durable, innovative and cost-effective ocean energy solutions. Its PB3 PowerBuoy® uses ocean waves to provide clean and reliable electric power and real-time data communications for remote offshore applications in markets such as oil and gas, defense and security, science and research, and communications. To learn more, visit www.oceanpowertechnologies.com.

For Further Information:

Follow us on Twitter: https://twitter.com/OceanPowerTech

Follow us on Facebook: https://www.facebook.com/oceanpowertechnologies

Follow us on LinkedIn: https://www.linkedin.com//company/ocean-power-technologies

Forward-Looking Statements

This release may contain “forward-looking statements” that are within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by certain words or phrases such as “may”, “will”, “aim”, “will likely result”, “believe”, “expect”, “will continue”, “anticipate”, “estimate”, “intend”, “plan”, “contemplate”, “seek to”, “future”, “objective”, “goal”, “project”, “should”, “will pursue” and similar expressions or variations of such expressions. These forward-looking statements reflect the Company’s current expectations about its future plans and performance. These forward-looking statements rely on a number of assumptions and estimates which could be inaccurate and which are subject to risks and uncertainties. Actual results could vary materially from those anticipated or expressed in any forward-looking statement made by the Company. Please refer to the Company’s most recent Forms 10-Q and 10-K and subsequent filings with the SEC for a further discussion of these risks and uncertainties. The Company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.

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Investor Relations Contact:

Michael Porter, President

Porter, LeVay & Rose

Email: ocean@plrinvest.com

Phone: 212-564-4700

Ocean Power Technologies, Inc.